                      SECURITIES AND EXCHANGE COMMISSION
                                      8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported)  March 3, 1997
                                   -------------



TELEPORT COMMUNICATIONS GROUP INC.
(Exact Name of Registrant as specified in its Charter)

Delaware                            0-20913                  13-3173139
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(State or Other jurisdiction of     (Commission              (IRS Employer of
Incorporation)                      File Number)             Identification No.)


One Teleport Drive, Staten Island, New York                  10311
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(Address of Principal Executive Offices)                     (Zip Code)



Registrant's telephone number including area code            (718) 355-2000
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ITEM 5.   OTHER

THE REGISTRANT ISSUED THE FOLLOWING PRESS RELEASE ON MARCH 3, 1997


              TELEPORT COMMUNICATIONS GROUP CONTEMPLATES SECOND
              QUARTER FINANCING OF DEBT AND CLASS A COMMON STOCK


FOR IMMEDIATE RELEASE


NEW YORK, NY -- Teleport Communications Group Inc. (NASDAQ "TCGI") today announced that it is contemplating the filing with the Securities and Exchange Commission (the "SEC") of registration statements for proposed offerings in the second quarter of TCGI's Class A Common Stock, par value $.01, and debt securities. TCGI has not determined the amount of securities to be offered.

Each of the offerings of the shares of TCGI's Class A Common Stock and debt securities will be made only by means of a prospectus that will be contained in the registration statements. The shares of Class A Common Stock and debt securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

TCGI's plans are based on current market conditions. Any adverse changes in market conditions or in general economic factors may cause TCGI to delay or even abandon its plans with respect to the offerings.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.





Dated:  March 5, 1997         By:    /s/ Maria Terranova-Evans
                              --------------------------------


                              Name:    Maria Terranova-Evans
                              Title:   Vice President and Controller
                                       (Principal Accounting Officer)